EXHIBIT 23.01


 INDEPENDENT AUDITORS' CONSENT


 We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-86955 of AnnTaylor Stores Corporation on Form S-3 of our report dated March 8, 1999, appearing in the Annual Report on Form 10-K of AnnTaylor Stores Corporation for the year ended January 30, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




 Deloitte & Touche LLP



 New York, New York
 November 19, 1999